Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of BGC Group, Inc., a Delaware corporation (the “Company”), on Form 10-K for the period ended December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof, each of Sean A. Windeatt, Co-Chief Executive Officer of the Company, John J. Abularrage, Co-Chief Executive Officer of the Company, JP Aubin, Co-Chief Executive Officer of the Company, and Jason W. Hauf, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:
(1) The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

	/s/ SEAN A. WINDEATT		/s/ JOHN J. ABULARRAGE
Name:	Sean A. Windeatt	Name:	John J. Abularrage
Title:	Co-Chief Executive Officer	Title:	Co-Chief Executive Officer

	/s/ JP AUBIN		/s/ JASON W. HAUF
Name:	JP Aubin	Name:	Jason W. Hauf
Title:	Co-Chief Executive Officer	Title:	Chief Financial Officer
Date: March 2, 2026